THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                             THE RIGHT START, INC.

                              OPTION CERTIFICATE          _______________, 1995

     THIS OPTION CERTIFICATE (the "Option Certificate"), certifies that _______ ___________, as grantor ("Grantor"), has granted to AMERICAN RECREATION CENTERS, INC. or registered assigns (the "Holder"), the right to purchase up to [400,000] shares of the issued and outstanding shares of Common Stock, without par value, of THE RIGHT START, INC., a California corporation (the "Company"), at the price per share set forth in Paragraph 2 below (the "Shares"), subject to conditions as provided in Paragraph 6 of this Option Certificate (collectively, the "Options").

     1. Option. These Options entitle the Holder to purchase all or any portion
        ------
of the Shares (such number being subject to adjustment as provided in Paragraph 6 hereof) on the terms and conditions herein set forth.

     2. Purchase Price. The purchase price of the Shares covered by the Options
        --------------
shall be $3.30 per share through July 31, 1996, thereafter and through July 31, 1997, $3.70 per share, thereafter and through July 31, 1998, $4.10 per share, thereafter and through July 31, 1999, $4.50 per share, thereafter and through July 31, 2000, $4.95 per share, thereafter and through July 31, 2001, $5.45 per share, and thereafter and through the end of the term hereof $6.00 per share for the Shares.

     3. Term of Option.  The term of the Options shall commence on the date
        ---------------
hereof and all rights to purchase Shares hereunder shall cease at 11:59 A.M. on __________________, 2002, subject to earlier termination as provided herein. Except as may otherwise be provided in this Option Certificate, Options granted hereunder may be exercised at any time preceding the expiration date hereof or expiration pursuant to Paragraph 5 hereof. The Holder of the Options shall not have any of the rights of a shareholder with respect to the Shares covered by the Options as to the Common Shares not actually issued and delivered to it.

     The purchase price of the Shares as to which the Options shall be exercised shall be paid in full at the time of exercise and such consideration may consist of cash, check or bank draft or other Shares owned by Holder having a fair market value on the date of exercise equal to the aggregate exercise price of the Shares.

          In the event the Common Stock of the Company is listed on a national securities exchange or traded over the counter on an inter-dealer quotation system maintained by the National Association of Securities Dealers, Inc. ("NASD"), then, upon the delivery of this Option Certificate, Holder shall have the right to convert the Options (the "Conversion Right") into shares of Common Stock of the Company as provided for below. Upon exercise of the Conversion Right, Grantor shall deliver to the Holder (without payment by the Holder of any of the purchase price) that number of Shares equal to the quotient obtained by dividing (i) the value of the Options at the time the Conversion Right is exercised (determined by subtracting the aggregate purchase price for the Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate fair market value for the Shares immediately prior to the exercise of the Conversion Right) by (ii) the fair market value of one share of the Common Shares immediately prior to the exercise of the Conversion Right.

          As used in the paragraph above, the "fair market value" per share of Common Stock of the Company shall be the closing sale price of Common Stock on the principal stock exchange on which the Common Stock is listed or admitted to trading, or in the over-the-counter market as reported by the NASD immediately prior to the exercise of the Conversion Right; or, if no sale takes place on such day on the principal exchange or market, then the closing sale price of Common Stock on the next preceding day on which a sale occurred; or, during such time as there is not a market price available, the fair market value as mutually determined by the Grantor and the Holder.

     4. Transferability. The Options shall be transferable, provided, however,
        ---------------
that the Options may not be assigned or transferred, except when a Registration Statement is in effect covering these Options and the Shares thereunder pursuant to the Securities Act of 1933, as amended, or an opinion of counsel reasonably satisfactory to the Company and Grantor that such registration is not required has been received by the Company and Grantor prior to such transfer.

     5. Expiration. In addition to any other event causing an expiration or
        ----------
termination of this Option Certificate, these Options shall expire and all rights to purchase Shares shall cease (to the extent not theretofore terminated or expired as herein provided) upon the effective date of the dissolution or liquidation of the Company or upon a merger, consolidation, acquisition of property or shares, separation or reorganization of the Company with one or more entities, corporate or otherwise, as a result of which the Company is not the surviving entity, or of a sale of substantially all of the property of the Company to another entity, corporate or otherwise, or of a "reverse" merger by which the Company is acquired but is the surviving entity or upon the sale of the shares underlying the Options herein by Grantor any time after July 31, 1999. The Grantor shall cause written notice to be given to the Holder of the proposed transaction not less than fifteen (15) days prior to the anticipated effective date thereof, and the Holder shall have the right to exercise these Options at any time prior to the effective date of (i) the termination of these Options, or (ii) the proposed transaction, whichever is earlier.

     6. Additional Conditions.
        ---------------------

        6.1 Adjustments for Stock Splits, Consolidations, etc. The number and
            -------------------------------------------------
class of Shares subject to this Option Certificate shall all be proportionately adjusted in the event of any change or increase or decrease in the number of issued Common Shares in the Company, without receipt of consideration by the Company, which result from a split-up or consolidation of shares, payment of a share dividend, a recapitalization, combination of shares or other like capital adjustment, so that, upon exercise of this Option Certificate, the Holder shall receive the number and class of shares it would have received had it been the holder of the number of Shares,for which this Option Certificate is being exercised, on the date of such change or increase or decrease in the number of issued Shares. Subject to any required action by its shareholders, if the Company shall be a surviving entity in any reorganization, merger or consolidation,this Option Certificate shall be proportionately adjusted so as to apply to the securities to which the Holder of the number of Shares in the Company subject to this Option Certificate would have been entitled upon the effectiveness of such reorganization, merger or consolidation, but see Paragraph 5 regarding "reverse mergers" with the Company as the surviving entity. Adjustments under this paragraph shall be made by the Board of Directors, whose determination with respect thereto shall be final and conclusive. No fractional share shall be issued under this Option Certificate or upon any such adjustment.

          6.2  Legends. It is understood that the certificates evidencing the
               -------
Common Shares purchased upon exercise of this Option Certificate may bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER."

     It is further understood that the stock certificates representing the Shares subject to this Option Certificate in the hands of Grantor or its assigns shall bear the following legend but that the stock certificates representing the Shares not subject to this Option shall not bear such legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ACQUISITION
     PURSUANT TO THAT CERTAIN OPTION CERTIFICATE DATED          , 1995, AND THE
                                                       ---------
     HOLDER OF THESE SECURITIES MAY NOT SELL, TRANSFER, EXCHANGE OR OTHERWISE DISPOSE OF SAME THROUGH AND INCLUDING JULY 31, 1999 WITHOUT TAKING SUCH SECURITIES SUBJECT TO THE TERMS OF SUCH OPTION. A COPY OF THE OPTION CERTIFICATE MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

     7.  Registration Rights. The Holder of this Option Certificate is entitled
         -------------------
to certain rights regarding registration under the Securities Act of 1933, as amended, of the Shares issuable on exercise hereof pursuant to the Registration Rights Agreement of even date herewith, the terms of which are incorporated herein and a copy of which will be delivered to the Holder hereof on request to the Company.

     8.  Method of Exercising Options. Subject to the terms and conditions of
         ----------------------------
this Option Certificate, the Options may be exercised by written notice to the Grantor, at 1800 Avenue of the Stars, Suite 1425, Los Angeles, California 90067. Such notice shall state the election to exercise the Options and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Options. Such notice shall be accompanied by payment in cash, check or bank draft, payable to Grantor, equal to, in the aggregate, the full purchase price of such Shares or as provided in Paragraph 3 pursuant to the Conversion Right. Grantor shall, as soon as practicable after the notice shall be received, deliver stock certificates representing the number of Shares being purchased, or more, to the Company, with instructions to transfer the Shares being purchased to the Holder. The certificate or certificates for the Shares as to which the Options shall have been so exercised shall be registered in the name of the person or persons so exercising the Options and shall be delivered, as provided above, to or upon the written order of the person or persons exercising the Options. In the event the Options shall be exercised by any person or persons other than the Holder in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Options. All Shares that shall be purchased upon the exercise of the Options as provided herein shall be fully paid and nonassessable. The Holder of this Option Certificate shall not be entitled to the privileges of share ownership as to the Shares not actually transferred and delivered to it. The Holder hereby certifies that all Shares purchased or to be purchased by it pursuant to the exercise of this Option Certificate are being, or are to be, acquired by it for investment, and not with a view to the distribution thereof. In addition, the person exercising the Options shall execute and deliver to the Company with the notice provided for above a certificate substantially in the form attached hereto as Exhibit A.
                                                         ---------

          9.  General.  Grantor shall at all times during the term of the
              -------
Options through July 31, 1999 only transfer the Shares which are subject to this Option Certificate subject to the continued rights of the Holder hereof and the stock certificate issued thereto shall bear the legends contained in Section 6.2 hereof, shall pay any fees and expenses necessarily incurred by Grantor and the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

          IN WITNESS WHEREOF, the Grantor has duly executed this Option Certificate as of the day and year first above written.




                            ----------------------------------------------------

                                   EXHIBIT A
                              OPTION CERTIFICATE
                              ------------------

                                  CERTIFICATE
                                  -----------

                                                          ____________, 199_

          I hereby certify that all of the shares of Common Stock, without par value, of THE RIGHT START, INC., purchased by the undersigned pursuant to the exercise on this date of the Option granted to the undersigned by an Option Certificate issued by __________, dated the ____ day of July, 1995, are being acquired by the undersigned for investment and not with a view to the distribution thereof.


                                                ________________________________


                                                By:_____________________________